SETTLEMENT AGREEMENT

WHEREAS, Gill Holland (“Holland”), Raymond DeMarco (“DeMarco”), and Michael Morley (“Morley”), commenced an action in the Supreme Court of New York, New York County, against Digital Creative Development Corp., a Utah corporation, and Digital Creative Development Corporation, a Delaware corporation, (collectively “DCDC”), and others, Index No. 100192/03 (the “Action”); and

WHEREAS, certain parties to the Action are now desirous of resolving their differences without further litigation;

IT IS HEREBY AGREED, by and between the parties hereto, for good and valuable consideration, this __ day of February, 2003 as follows:

1.  The Closing: The Closing shall occur simultaneous with the signing of this Settlement Agreement. At the Closing, DCDC shall deliver to each Holland, DeMarco and Morley: (i) a bank or certified check in the amount of Five Thousand Dollars ($5,000); (ii) delivery of 240,000 shares of restricted common stock, no par value, of International Microcomputer Software, Inc. (“IMSI”) (the “Stock”) 80,000 shares each to Holland, DeMarco and Morley; (iii) three (3) Promissory Notes (totaling $175,000.00), requiring DCDC to pay Holland, DeMarco and Morley $58,333.33 each, two (2) years from the date in which this Settlement Agreement is executed. If the IMSI Stock referred to above is unrestricted and able to be traded on the open Market, and is above $2.00 on the date the Notes become due, DCDC shall have no obligation to pay the Notes, and said Notes shall become null and void (such date should coincide with the issue date of the Stock. If the dates are not the same, for Stock sale purposes, the date on the certificate shall prevail). Further, DCDC’s obligations on the Notes shall be proportionately reduced if the IMSI Stock is below $2.00. (For example, if the stock price is $1.90 on said date, the $175,000.00 obligation shall be reduced by $151,000.00 leaving an obligation of $24,000.00, requiring DCDC to pay Holland, DeMarco and Morley $8,000.00 each. If the stock price is $1.80 on said date, the Notes shall be reduced by $127,000.00 leaving an obligation due of $48,000.00, requiring DCDC to pay Holland, DeMarco and Morley $16,000.00 each, etc.

1. Each of Holland, DeMarco and Morley should be able to sell the IMSI Stock referred to above under Rule 144 beginning on the one year anniversary of the execution of this Settlement Agreement. The proceeds of such sales shall be credited against the outstanding principal and interest of the Promissory Notes referred to above; (iv) a duly executed General Release in the form annexed as Exhibit A (the “Release”); and (v) an executed Stipulation of Discontinuance with prejudice in the form annexed as Exhibit C. At the Closing, Holland, DeMarco and Morley shall deliver to DCDC: (i) a duly executed General Release in the form annexed as Exhibit B and (ii) an executed Stipulation of Discontinuance in the Action in the form annexed as Exhibit C.

2. Opinion of Counsel: On the one year anniversary of this Settlement Agreement, and upon written request by Holland, DeMarco and Morley, DCDC will instruct it’s counsel to issue an Opinion Letter to sell the IMSI Stock referred to above.

3. Termination of Agreements: Effective upon the Closing, the Settlement Agreement dated December, 2001 between Holland, DeMarco and Morley and DCDC and Cineblast, Inc., and any amendments thereto, and all agreements between Holland, DeMarco and Morley and DCDC, or any of its wholly-owned subsidiaries, shall be deemed to be terminated. There are no agreements between the parties hereto except as set forth in this Settlement Agreement and no party shall have any rights as against the other except as set forth herein.

4. Mutual General Release: The parties shall execute Mutual General Releases (attached hereto as Exhibits A and B), and the pending litigation filed against DCDC and IMSI shall be dismissed upon payment of the above referenced $5,000.00, delivery of the above referenced stock, and the execution of the above referenced Notes.

5. Representation and Warranties:

A. Holland, DeMarco and Morley represents that:

(i) either or both are true and lawful owners of all claims covered by the Release and have full power and authority to effectuate this agreement and its Release;

(ii) no representations have been made by DCDC or any of its present or former officers, directors, or any other person, regarding the Stock, its present or future value, or IMSI’s, its financial condition or business prospects, or any matters pertaining thereto;

(iii) Holland, DeMarco and Morley have been afforded an opportunity to conduct due diligence regarding the Stock and is acquiring the Stock based solely upon the information available through IMSI’s public filings with the SEC and not upon any information obtained from DCDC or any other party to this Agreement;

(iv) Holland, DeMarco and Morley are acquiring the Stock for investment purposes only and not with any view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares, in contravention of any rules or regulations promulgated under the Securities Act of 1933 as amended (“Securities Act”). Holland, DeMarco and Morley acknowledges that the Stock is not registered with the SEC for sale in the public markets, and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from registration available under the Securities Act, and except in accordance with applicable provisions of state securities laws.

(v) No representation has been made to Holland, DeMarco and Morley by any person concerning the availability of the Stock for resale in any manner other than through an effective registration statement filed with the Securities and Exchange Commission.

(vi) This agreement has been negotiated at arm’s length between the parties.

B. DCDC represents that:

(i)  it has the full power and authority (corporate and other) to enter into and fully perform this agreement, which agreement has been approved by its Board;

(ii) it owns the IMSI Stock free and clear of all claims, liens and encumbrances and has fullpower and authority to transfer the Stock to Holland, DeMarco and Morley pursuant to this Agreement;

(iii) DCDC has not assigned or transferred to any person (nor otherwise disposed of)any liability, claim or cause of action that is within the scope of those claims that it has released.

6. Additional Covenants:

A. Each party hereto will not, for any reason, contradict or challenge the amount of funds paid pursuant hereto or the number of shares comprising the Stock; each acknowledges that this settlement comprises claims that are of uncertain value; each assumes the risk of any error or miscalculation in assessing those claims.

B. Each of Holland, DeMarco and Morley, shall be barred from commencing any action against any of the Releasees identified on Exhibit A hereto.

C. Each of the Releasees identified on Exhibit A hereto shall be barred from commencing any action against Holland, DeMarco and Morley.

D. In the event that any action is brought to enforce this Agreement, the prevailing party shall be entitled to recover their reasonable attorneys fees.

7. Miscellaneous:

A. No further obligations shall exist with respect to any and all prior or outstanding agreements or promises, written or oral, between Holland, DeMarco and Morley, on the one hand, and DCDC, or any of its wholly-owned subsidiaries or past or present officers or directors, on the other, other than any obligations created pursuant to this Settlement Agreement.

B. This Settlement Agreement contains the complete agreement of the parties. In entering into this Settlement Agreement, no party is relying upon any representation, commitment, warranty, promise or other statement by any other party unless expressly set forth in this Settlement Agreement.

C. This Settlement Agreement shall not be modified except in writing executed by all parties.

D. This Settlement Agreement constitutes a compromise of disputed claims and is not to be interpreted or construed as an admission by any party of any wrongdoing or omission of any kind.

E. If at any time after the date of execution of this Settlement Agreement, any provision of this Settlement Agreement is held to be illegal, void, or unenforceable, that provision will not have any effect on, and will not impair the enforceability of, any other provision of this Settlement Agreement.

F. The parties agree not to engage in any form of conduct, or make any statement or representation (whether written or oral), that disparages the other party.

G. The parties represent and warrant that they have not assigned or transferred to any other party all or any portion or any claim released pursuant to this Settlement Agreement.

H. This Settlement Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

I. The Settlement Agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws principles of the State. Each party agrees to submit to the exclusive jurisdiction of the Courts of New York, New York County in any dispute arising out of or concerning this Settlement Agreement.

J. Each person signing below represents that such person has the authority to bind the indicated principal.

K. This Settlement Agreement may be executed in counterparts.

L. Each party shall execute such additional documents, or take any further steps that may be reasonably required to effectuate this Settlement Agreement.

__________________________________
GILL HOLLAND

__________________________________
RAYMOND DEMARCO

__________________________________
MICHAEL MORLEY

CINEBLAST, INC., a Delaware corporation

By:________________________________

DIGITAL CREATIVE DEVELOPMENT CORPORATION, a Utah corporation

By:_________________________________

DIGITAL CREATIVE DEVELOPMENT CORPORATION, a Delaware corporation

By:_________________________________

______________________________________
BRUCE GALLOWAY

______________________________________
MARTIN WADE III

______________________________________
EVAN BINN

_______________________________________
SKULI THORVALDSSON

________________________________________
GARY HERMAN

________________________________________
SIGURDUR JON BJORNSSON

________________________________________
DONALD PERLYN

_______________________________________
MAURICE SONNENBERG

Exhibit C

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
------------------------------------------------------------------------X
RAYMOND DeMARCO, GILL HOLLAND and  :
MICHAEL MORLEY,     : Index No. 100192/03
:
Plaintiffs,  :
:
- against -      :
:
:
DIGITAL CREATIVE DEVELOPMENT    :
CORPORATION, a Delaware corporation;    : STIPULATION OF
DIGITAL CREATIVE DEVELOPMENT    : DISCONTINUANCE
CORPORATION, a Utah corporation;    :
INTERNATIONAL MICROCOMPUTER    :
SOFTWARE, INC., a California corporation;  :
:
Defendants.  :
------------------------------------------------------------------------X

IT IS HEREBY STIPULATED AND AGREED, by the attorneys for the undersigned parties hereto that:

1. Plaintiffs hereby discontinue the within action against all defendants, with prejudice, and with each party to bear its own costs, expenses and attorneys fees. Each defendant herein, hereby waives and discontinues with prejudice any counterclaim that might have been asserted in this proceeding.

2. No party hereto is an infant, incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action.

Dated: February __, 2003

LAW OFFICES OF GERRY E. FEINBERG

By:_____________________________
Rhonda Taylor Regan
11 Martine Avenue
White Plains, NY 10606
(914) 946-4343

Attorneys for Plaintiff

OLSHAN GRUNDMAN FROME ROSENZWEIG
& WOLOSKY LLP

By:_______________________________
Thomas J. Fleming
505 Park Avenue
New York, New York 10022
(212) 753-7200

Attorneys for Defendants DCDC

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

By:______________________________
Paul Jakab, General Counsel
75 Rowland Way
Novato, CA 94945
(415) 878-4261